AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT effective August 14, 2023 as approved by the Board on August 10, 2023 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement as previously amended (the “Agency Agreement”), between J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, (each series portfolio, a “Lender”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to further amend the Agency Agreement to add additional borrowers; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to add certain series as Lenders under the Agency Agreement and to revise certain Lender names.

2.	Miscellaneous

(a)

This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	/s/ Anthony Tutrone	By:	/s/ Timothy J. Clemens
Name:	Anthony Tutrone	Name:	Timothy J. Clemens
Title:	Director	Title:	Treasurer

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS USD HIGH YIELD CORPORATE BOND ETF	[REDACTED]
JPMORGAN ULTRA-SHORT INCOME ETF	[REDACTED]
JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[REDACTED]
JPMORGAN U.S. DIVIDEND ETF	[REDACTED]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[REDACTED]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[REDACTED]
JPMORGAN U.S. QUALITY FACTOR ETF	[REDACTED]
JPMORGAN U.S. VALUE FACTOR ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS EUROPE ETF	[REDACTED]
JPMORGAN BETABUILDERS DEVELOPED ASIA PACIFIC ex-JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS CANADA ETF	[REDACTED]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[REDACTED]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[REDACTED]
JPMORGAN MUNICIPAL ETF	[REDACTED]
JPMORGAN BETABUILDERS USD INVESTMENT GRADE CORPORATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN CORE PLUS BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS 1-5 YEAR U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN INTERNATIONAL GROWTH ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN CARBON TRANSITION U.S. EQUITY ETF	[REDACTED]
JPMORGAN SHORT DURATION CORE PLUS ETF	[REDACTED]
JPMORGAN ACTIVEBUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]

Fund Name	Custody Account Number
JPMORGAN ACTIVEBUILDERS INTERNATIONAL EQUITY ETF[1]	[REDACTED]
JPMORGAN ACTIVEBUILDERS U.S. LARGE CAP EQUITY ETF[2]	[REDACTED]
JPMORGAN INCOME ETF	[REDACTED]
JPMORGAN ACTIVE VALUE ETF	[REDACTED]
JPMORGAN INFLATION MANAGED BOND ETF	[REDACTED]
JPMORGAN INTERNATIONAL RESEARCH ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN MARKET EXPANSION ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN REALTY INCOME ETF	[REDACTED]
JPMORGAN CLIMATE CHANGE SOLUTIONS ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN SOCIAL ADVANCEMENT ETF	[REDACTED]
JPMORGAN SUSTAINABLE CONSUMPTION ETF	[REDACTED]
JPMORGAN SUSTAINABLE INFRASTRUCTURE ETF	[REDACTED]
JPMORGAN ACTIVE GROWTH ETF	[REDACTED]
JPMORGAN ACTIVE CHINA ETF	Pending - TBD
JPMORGAN ACTIVE SMALL CAP VALUE ETF	Pending - TBD
JPMORGAN BETABUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. GROWTH ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. VALUE ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 20+ YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 3-10 YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 1-3 YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TIPS 0-5 YEAR ETF	Pending - TBD
JPMORGAN LIMITED DURATION BOND ETF	Pending - TBD
JPMORGAN EQUITY FOCUS ETF	Pending - TBD
JPMORGAN HIGH YIELD MUNICIPAL ETF	Pending - TBD
JPMORGAN SUSTAINABLE MUNICIPAL INCOME ETF	Pending - TBD
JPMORGAN HEALTHCARE LEADERS ETF	Pending - TBD
JPMORGAN U.S. TECH LEADERS ETF	Pending - TBD
JPMORGAN INTERNATIONAL VALUE ETF	Pending - TBD
JPMORGAN GLOBAL SELECT EQUITY ETF	Pending - TBD
JPMORGAN ACTIVE BOND ETF	Pending - TBD
JPMORGAN HEDGED EQUITY LADDERED OVERLAY ETF	Pending - TBD

[1]	To liquidate on or about October 18, 2023.
[2]	To liquidate on or about September 21, 2023.

Each Lender agrees to give irrevocable instructions to its custodian (JPMorgan Chase Bank, N.A.) substantially in the form of those set out in Annex 1 to this Exhibit A or as may be otherwise agreed with Agent.

CITIBANK, N.A., Agent		J.P. MORGAN EXCHANGE-TRADED FUND TRUST on behalf of each of its series listed on Exhibit A severally and not jointly, Lender

By:	/s/ Anthony Tutrone	By:	/s/ Timothy J. Clemens
Name:	Anthony Tutrone	Name:	Timothy J. Clemens
Title:	Director	Title:	Treasurer